EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS




 We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-41220) of Hallmark Financial Services, Inc. of our report dated March 16, 2003 relating to the financial statements, which appears in this Form 10-KSB.




 PricewaterhouseCoopers LLP
 Dallas Texas
 March 27, 2003